UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, $0.001 par value per share	MDV	New York Stock Exchange

7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDV.PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Press Release

On March 21, 2022, Modiv Inc. (the “Company”) issued a press release announcing (i) the declaration of quarterly distributions for the first quarter of 2022 on the Company’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and (ii) the declaration of monthly distributions on the Company’s Class C common stock, $0.001 par value per share (the “Common Stock”) for April, May and June 2022, a copy of which is attached hereto as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

Series A Preferred Stock Dividend Declared

On March 18, 2022, the Company’s Board authorized and the Company declared a distribution on the Series A Preferred Stock of $921,875 for the first quarter of 2022, which will be paid at a rate of $0.4609375 per share on April 15, 2022 (the “First Quarter Dividend”). The First Quarter Dividend will be payable to holders of record of the Company’s Series A Preferred Stock as of the close of business on March 31, 2022.

Monthly Distributions for Common Stock Declared

On March 18, 2022, the Company’s Board authorized and the Company declared a distribution on the Common Stock, at a rate of $0.09583 per share of Common Stock, which will be payable to holders of record of the Common Stock as of the close of business on April 29, 2022 (the “April Dividend”). The April Dividend will be payable on or about May 25, 2022.

Also, on March 18, 2022, the Board authorized and the Company declared a distribution on the Common Stock at a rate of $0.09583 per share of Common Stock, which will be payable to holders of record of the Common Stock as of the close of business on May 31, 2022 (the “May Dividend”). The May Dividend will be payable on or about June 27, 2022.

Also, on March 18, 2022, the Board authorized and the Company declared a distribution on the Common Stock at a rate of $0.09583 per share of Common Stock, which will be payable to holders of record of the Common Stock as of the close of business on June 30, 2022 (the “June Dividend”). The June Dividend will be payable on or about July 25, 2022.

The per share monthly distribution rate of $0.09583 on shares of Common Stock is equivalent to an annualized rate of $1.15 per share and consistent with the annualized dividend rate paid since October 1, 2021.

Safe Harbor Statement

There is no guarantee that the Company’s Board will authorize, or that the Company will declare, additional dividends in the future, and the amount of future dividends, if any, and the authorization and payment thereof, will be determined by the Board based on the Company’s financial condition and such other factors as the Board deems relevant. The Company’s operating performance and the timing and amount of future dividends is subject to risks and uncertainties as described under “Risk Factors” in the Company’s prospectus dated February 10, 2022 and filed with the Securities and Exchange Commission on February 11, 2022 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Modiv Inc. Press Release dated March 21, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: March 21, 2022